Exhibit 99.2

NEWS RELEASE

Contacts:

Investor Relations

Irmina Blaszczyk

(408) 749-3398

irmina.blaszczyk@amd.com

Public Relations

Drew Prairie

(512) 602-5325

drew.prairie@amd.com

AMD Announces Redemption of 7.75% Senior Notes Due 2012

SUNNYVALE, Calif. — Nov. 18, 2009 — AMD (NYSE: AMD) today announced that it will redeem all outstanding principal amount of its 7.75% Senior Notes due 2012 (the “Notes”) on December 18, 2009. The notice of redemption will be mailed to the holders of the Notes on November 18, 2009.

Questions regarding the redemption should be directed to Wells Fargo Bank, National Association, the trustee under the indenture governing the Notes, at Wells Fargo Bank, National Association, Corporate Trust Services, 707 Wilshire Boulevard, 17th Floor, Los Angeles, CA 90017.

About AMD

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